Independent Auditor's Report



To the Board of Directors
Centralia Savings Bank
  and Subsidiary
Centralia, Illinois

We have audited the accompanying consolidated statement of financial condition of Centralia Savings Bank and Subsidiary as of September 30, 1995 and the related consolidated statements of income, retained earnings, and cash flows for the years ended September 30, 1995 and 1994. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Centralia Savings Bank and Subsidiary as of September 30, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note A to the consolidated financial statements, the Bank changed its method of accounting for certain investments in debt and equity securities during the year ended September 30, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                              /s/ Larsson, Woodyard & Henson, LLP



October 20, 1995